                                                                 EXHIBIT 10.22

                        TAX SETTLEMENT AGREEMENT

     This Tax Settlement Agreement (this "Agreement"), dated as of March 12, 1999, is entered into among Telephone and Data Systems, Inc., a Delaware corporation ("TDS"), Aerial Communications, Inc., a Delaware corporation ("Aerial"), and Aerial Operating Co., Inc., a Delaware corporation ("AOC"), and has reference to the following circumstances.

     1. TDS, Aerial and AOC are parties to a Tax Allocation Agreement dated as of September 8, 1998 (the "Tax Allocation Agreement").

     2. TDS and Aerial have agreed that it is desirable for TDS to make a payment to Aerial with respect to certain losses incurred by the Aerial Group and used in computing the consolidated tax liabilities of the TDS Group, in lieu of the treatment of such losses provided under the Tax Allocation Agreement.

     3. TDS is the common parent of an affiliated group of corporations which files a consolidated tax return (the "TDS Group").

     4. For purposes of this Agreement, the term "Aerial Group" means Aerial and its subsidiaries as if they constituted a separate affiliated group of corporations which files a consolidated tax return.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows.

     Section 1. Tax Settlement Payment. On or before March 15, 1999, TDS shall pay Aerial $114,500,000 (the "Tax Settlement Payment"). In consideration of the Tax Settlement Payment, the amount of the net operating and capital losses and tax credits of the Aerial Group taken into account under the Tax Allocation Agreement shall be adjusted to exclude the net operating and capital losses and tax credits attributable to the Aerial Group that are absorbed by the TDS Group in periods ending on or before December 31, 1999.

     Section 2. Tax Settlement Model. The tax settlement model attached to this Agreement as Schedule 1 has been prepared solely for purposes of making the adjustments contemplated by Sections 3, 4, 5 and 6 hereof, and the parties agree that it does not represent a projection of the anticipated results of the TDS Group, the Aerial Group or any member thereof and that, except for the adjustments noted, it was not relied upon by the parties hereto in arriving at the amount of the Tax Settlement Payment. For a period of 90 days after the date of this Agreement, TDS and Aerial shall be entitled to object to such model on the grounds that it contains computational errors or errors in the application of the federal income tax law. The procedures set forth in Section 8 of this Agreement shall apply to resolve any such objections. Within 10 days after the resolution of any such objections, the parties shall modify such model accordingly (as so modified, the "Tax Settlement Model") and shall adjust the Tax Settlement Payment by payment from TDS to Aerial or from Aerial to TDS, as the case may be, of the difference between the Tax Settlement Payment shown on the model attached as
Schedule 1 and the Tax Settlement Payment shown on the Tax Settlement Model, plus interest on such difference as provided in Section 9.

     Section 3. 1998 Results. The Tax Settlement Model is based on estimates of the taxable income or loss of the members of the TDS Group for the consolidated return year ended December 31, 1998 (the "1998 Results"). Within 30 days after filing the consolidated federal income tax return of the TDS Group for such year, TDS shall recalculate the Tax Settlement Model, reflecting in such recalculation the 1998 Results as reported on such return. The change to reflect the 1998 Results shall be the only change made in this recalculation. TDS shall provide a copy of the Tax Settlement Model as recalculated to Aerial, together with such supporting information as Aerial may reasonably request to determine the correctness of the recalculation. For a period of 30 days after receipt, Aerial shall have the opportunity to object solely on the grounds that the Tax Settlement Model as recalculated does not accurately reflect the 1998 Results. The procedures set forth in Section 8 of this Agreement shall apply to resolve any such objections. Within 10 days after the resolution of any such objections, the parties shall modify the Tax Settlement Model accordingly (as so modified, the "Adjusted Tax Settlement Model") and shall adjust the Tax Settlement Payment by payment from TDS to Aerial or from Aerial to TDS, as the case may be, of the difference between the Tax Settlement Payment shown on the Tax Settlement Model and the Tax Settlement Payment shown on the Adjusted Tax Settlement Model, plus interest on such difference as provided in Section 9.

     Section 4. Spin-Off Date. The Tax Settlement Model is based on the assumption that TDS will distribute to its shareholders the stock of Aerial that it now owns on August 31, 1999. If Aerial ceases to be a member of the TDS Group (on account of such distribution or the consummation of another transaction) on a later date (the "Departure Date"), the adjustments set forth on Exhibit A shall be made. If the Departure Date occurs on a date that is between two of the dates in the table set forth on Exhibit A, the adjustment to the Tax Settlement Payment and the amount of Aerial Losses shall be determined by interpolation based on the number of days. If Aerial is a member of the TDS Group on January 1, 2000, the Departure Date shall be treated as December 31, 1999 for purposes of this Section. The figures in the table set forth on Exhibit A shall be adjusted to reflect any changes made to the Tax Settlement Model pursuant to Sections 2 and 3. TDS shall pay Aerial the adjustment to the Tax Settlement Payment provided by this Section within 10 days after the Departure Date (or December 31, 1999 in the event that Aerial is a member of the TDS Group of January 1, 2000), plus interest on such adjustment as provided in Section 9.

     Section 5. 1999 Results. Within 30 days after filing the consolidated federal income tax return of the TDS Group for the consolidated return year ending December 31, 1999 (the "1999 Return"), TDS shall provide to Aerial a statement setting forth the amount of the consolidated net operating and capital losses of the TDS Group that are attributable to the Aerial Group as of the close of such consolidated return year (the "Adjusted Aerial Losses"). TDS shall provide such supporting information as Aerial may reasonably request to determine whether such statement is consistent with the 1999 Return. For a period of 30 days after receipt, Aerial shall have the opportunity to object solely on the grounds that such statement is inconsistent with the 1999 Return. The procedures set forth in Section 8 of this Agreement shall apply to resolve any such objections. Within 10 days after the resolution of any such objections, TDS shall adjust the Tax Settlement Payment by paying to Aerial an amount equal to 13% of the excess, if any, of (i) the Aerial Losses (as determined under Section 4) over (ii) the Adjusted Aerial Losses, plus interest on such amount, if any, as provided in Section 9. However, TDS shall not be obligated to make any payment to Aerial pursuant to the preceding sentence or pursuant to Section 6 until the aggregate amount of the excess determined pursuant to the preceding sentence and Section 6 exceeds 10% of the Aerial Losses.

     Section 6. IRS Adjustments. If it is finally determined, as a result of audit by the Internal Revenue Service of any consolidated return year of the TDS Group through December 31, 1999, that there is an adjustment that decreases (or increases) the amount of the Adjusted Aerial Losses, TDS shall provide to Aerial a statement of the Adjusted Aerial Losses as finally determined (the "Final Aerial Losses") within 30 days after such final determination. TDS shall provide such supporting information as Aerial may reasonably request to ascertain the amount of the Final Aerial Losses. For a period of 30 days after receipt, Aerial shall have the opportunity to object to such statement solely on the grounds it does not properly reflect the amount of the Final Aerial Losses. The procedures set forth in Section 8 of this Agreement shall apply to resolve any such objections. Within 10 days after the resolution of any such objections, TDS shall adjust the Tax Settlement Payment by paying to Aerial an amount equal to 13% of the excess, if any, of (i) the Adjusted Aerial Losses over (ii) the Final Aerial Losses, plus interest on such amount, if any, as provided in Section 9.

However, TDS shall not be obligated to make any payment to Aerial pursuant to the preceding sentence or pursuant to Section 5 until the aggregate amount of the excess determined pursuant to the preceding sentence and Section 5 exceeds 10% of the Aerial Losses. TDS shall have the right to make, at any time and from time to time, a nonrefundable prepayment of an estimate of its liability under this Section. Any amount which is so prepaid shall cease to bear interest as of the date of prepayment.

     Section 7. Section 338(h)(10) Sale and Similar Transactions. TDS shall not, without the consent of a majority of the independent directors of Aerial, (i) sell or agree to sell the stock of Aerial and join or agree to join in making an election under section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such sale or (ii) cause or permit the Aerial Group, while its members are members of the TDS Group, to dispose of or agree to dispose of assets constituting 50% or more of the assets of the Aerial Group in a transaction, or in a series of transactions pursuant to a plan (which shall be conclusively presumed to exist in the case of all transactions occurring within a two-year period), in which the Aerial Group recognizes all or substantially all of the gain with respect to such assets. In addition, this Agreement is subject to the approval by the Board of Directors of Aerial (the "Aerial Board"), concurrently with the approval of this Agreement, of a resolution which authorizes the Special Committee of the Aerial Board to consider any proposal relating to the sale, merger, consolidation or other business combination involving substantially all of the common stock or assets of Aerial and to report to the Board of Directors of Aerial as a whole the Special Committee's recommendation with respect thereto.

     Section 8. Resolution of Objections. Any objection raised under Sections 2, 3, 5 or 6 of this Agreement shall be in writing and shall set forth in reasonable detail the nature of the objection and the corrections that the objecting party believes should be made. The parties shall attempt to resolve all such objections within 30 days, but to the extent they cannot do so, they shall present unresolved objections to the Chicago office of Arthur Andersen LLP. The fees and expenses of Arthur Andersen LLP shall be borne equally by TDS and Aerial. If TDS or Aerial disputes Arthur Andersen's resolution of any objection, the objection shall be submitted to, and finally determined by, binding arbitration conducted in Chicago by the American Arbitration Association in accordance with its Commercial Rules. TDS and Aerial shall share equally the cost of such arbitration, including the administrative fee, the compensation of the arbitrator and the costs of any neutral witnesses; the parties shall each bear all their own costs and expenses of arbitration, including legal and accounting fees and expenses.

     Section 9. Interest. If a payment is to be made pursuant to Sections 2, 3, 4, 5 or 6 of this Agreement, interest shall be added to such payment, computed at 13%, compounded annually, from (and including) the date of the Tax Settlement Payment through (and including) the day before such payment is made.

     Section 10. Method of Payment. All payments to be made under this Agreement shall be made by wire transfer of immediately available funds to an account specified by the recipient thereof.

     Section 11. Effect on Other Agreements. This Agreement is intended to settle only the respective rights and obligations of the parties under the Tax Allocation Agreement with respect to the net operating and capital losses and tax credits specifically referred to in this Agreement. Subject to the foregoing sentence, the execution of this Agreement is not intended to prejudice or waive any party's rights to contest, or assert its interpretation of, any or all of the provisions of the Tax Allocation Agreement under applicable law, including, without limitation, the right to contest the allocation between TDS and Aerial of responsibility for any taxes resulting from an election under section 338(h)(10) of the Code with respect to Aerial. In the event that TDS's reimbursement obligation under the Tax Allocation Agreement is limited or extinguished by application of any provision of the Tax Allocation Agreement or for any other reason, Aerial shall nevertheless be entitled to receive and retain the Tax Settlement Payment and any other payment made to Aerial hereunder.

     Section 12. Use of Tax Settlement Payment. TDS acknowledges and agrees that the Tax Settlement Payment may be used by the Aerial Group for general corporate purposes and that no prepayment is due to TDS under the Revolving Credit Agreement, dated as of August 31, 1998, between TDS and AOC, as amended, or otherwise as a result of the Tax Settlement Payment or any other payment to be made by TDS to Aerial in accordance with this Agreement.

     Section 13. Disclosure of Alternative Transactions. As of the date of this Agreement, TDS has fully disclosed to the Special Committee of the Board of Directors of Aerial the existence and status of all inquiries, offers or proposals received or made by TDS or Aerial regarding the possible sale or transfer of Aerial or a significant portion of its equity securities, assets or businesses, including any merger or other business combination transaction involving Aerial or its subsidiaries.

     Section 14. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or sent by registered mail, postage prepaid to:

                  TDS at:                   30 North LaSalle Street
                                            Suite 4000
                                            Chicago, IL  60602-2507
                                            Attention:  President

with separate copies at such address to the attention of the Chief Financial Officer and the Corporate Secretary

                  Aerial at:                8410 W. Bryn Mawr Ave.
                                            Suite 1100
                                            Chicago, IL 60631
                                            Attention:  President

with separate copies at such address to the attention of the Chief Financial Officer and the Corporate Secretary

                  AOC at:                   8410 W. Bryn Mawr Ave.
                                            Suite 1100
                                            Chicago, IL 60631
                                            Attention:  President

with separate copies at such address to the attention of the Chief Financial Officer and the Corporate Secretary, or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Any notice given under this Agreement shall be deemed delivered when received at the appropriate address.

     Section 15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

     IN WITNESS WHEREOF, TDS, Aerial and AOC have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                             Telephone and Data Systems, Inc.

                                             By: /s/ LeRoy T. Carlson, Jr.
                                                 -------------------------
                                                  LeRoy T. Carlson, Jr.
                                                  President and CEO


                                              Aerial Communications, Inc.

                                             By: /s/ Donald W. Warkentin
                                                 -------------------------
                                                  Donald W. Warkentin
                                                  President and CEO


                                              Aerial Operating Co., Inc.

                                             By: /s/ Donald W. Warkentin
                                                 -------------------------
                                                  Donald W. Warkentin
                                                  President